EX 99.1
Proterra Announces Appointments of Julian Soell as Chief Operating Officer and Chris Bailey as Chief Business Officer

BURLINGAME, Calif. – Proterra Inc (NASDAQ: PTRA), a leading innovator in commercial vehicle electrification technology, today announced the appointments of Julian Soell as Chief Operating Officer and Chris Bailey as Chief Business Officer effective March 1, 2023.
“Julian and Chris are skilled executives who in their new roles will drive greater operational and financial rigor across our entire organization. With their proven track records of execution at our company, I’m looking forward to building on our foundation as we focus on sustainable growth to meet the opportunities ahead for zero-emission transportation,” said Proterra CEO Gareth Joyce.
As Chief Operating Officer, Julian will oversee all of Proterra’s manufacturing and plant operations, quality, and supply chain across the Company’s business units that includes Proterra Transit and Proterra Powered & Energy. In his role as Chief Business Officer, Chris will lead all commercial activities for Proterra including business development, sales and marketing, customer program management, as well as customer success and service.
Previously President of Proterra Transit, Julian has more than 30 years of automotive and operational experience. Prior to joining Proterra, Julian most recently serving as Chief Operating Officer at Repairify, a high-growth global leader in automotive service, technology and business insights solutions. Previously, he held engineering leadership roles at automotive companies including Mercedes Benz USA, Ford Motor Company, and Harley-Davidson Motor Company. Outside of the automotive industry, Julian has also held large operational and customer service roles at Delta Air Lines.
Chris Bailey most recently held the role of President of Proterra Powered & Energy. Chris is a technology and market development executive who, prior to joining Proterra, served in numerous customer-focused product management roles over 17 years with Hubbell Incorporated. At Hubbell, he most recently served as Vice President of Product Innovation and Technology Strategy and Vice President of Hubbell Integrated Solutions, responsible for product management and market development efforts for Hubbell’s integrated technology strategy.
ABOUT PROTERRA
Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, please visit Proterra.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements with respect to the impact of the Company’s leadership and leadership organization. Forward-looking statements are predictions and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in Proterra’s Annual Report for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022, and in Proterra’s subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.
CONTACT
Media Contact
Proterra Corporate Communications
PR@proterra.com
Investor Contact
Proterra Investor Relations
IR@proterra.com